Exhibit 10.1

Petrolia Energy Corp
710 N Post Oak Road, Suite 512
Houston, TX  77024

Memo – Debt Conversion to Shares

May 30, 2017

On, May 30, 2017, Petrolia Energy Corporation agrees to issue 10,000,000 shares of Petrolia Energy Corporation’s common shares to Jovian Petroleum Corporation.  In consideration of this agreement, Jovian Petroleum Corporation will cancel their $1,000,000 Promissory Note and $1,000,000 of their $3,000,000 Production Payment Note.

The number of shares issued was determined as follows:

$1,000,000 $1,000,000 Promissory Note
$1,000,000 $1,000,000 of $3,000,000 Production Payment Note
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$2,000,000 Total Conversion Balance
         $0.20 Price per share
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10,000,000 Number of Common Shares Issued

In addition to the shares issued above, Petrolia Energy Corporation will issue warrants to purchase 6,000,000 common shares at an exercise price of $0.20 per share and warrants to purchase 4,000,000 common shares at an exercise price of $0.35 per share with an effective date of June 1, 2017, for a 3 year term.

Agreed to and accepted this the 30 day of May 2017.

BORROWER

/s/ Paul Deputy
Paul Deputy
Petrolia Energy
CFO

NOTE HOLDER

/s/ Quinten Beasley
Quinten Beasley
Jovian Group of Companies
CEO